SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 8-K

                                --------------


                                CURRENT REPORT

  Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934


                               JANUARY 14, 1998
                                Date of Report
                       (Date of earliest event reported)


                               ----------------


                        ADVANCED TISSUE SCIENCES, INC.
            (Exact name of registrant as specified in its charter)



                               ----------------

         Delaware                      0-016607                 14-1701513
         --------                      --------                 ----------
(State or other jurisdiction of      (Commission             (I.R.S. Employer
 incorporation or organization)       File No.)             Identification No.)


10933 North Torrey Pines Road, La Jolla, California               92037
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     (Address of principal executive offices)                   (Zip Code)


      Registrant's telephone number, including area code:  (619) 450-5730




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Item  5.    Other  Events

On January 14, 1998, Advanced Tissue Sciences, Inc. (the "Company" or "Advanced Tissue Sciences") entered into a binding letter of intent (the "Heads of Agreement") to expand its fifty-fifty joint venture with Smith & Nephew plc ("Smith & Nephew") to include venous ulcers, pressure sores, burns and other skin wounds. The joint venture (the "Dermagraft Joint Venture") was originally formed in April 1996 for the worldwide commercialization of Dermagraft(R), the Company's tissue engineered dermal skin replacement, for the treatment of diabetic foot ulcers. The Heads of Agreement expands the Dermagraft Joint Venture to include the worldwide development and marketing of Dermagraft for the treatment of venous ulcers and pressure sores and the marketing of Dermagraft-TC(TM) outside the United States. The Company retains the exclusive right, and will continue to market, Dermagraft-TC as a temporary covering for full and partial thickness burns, while the Dermagraft Joint Venture has the right to market Dermagraft-TC for other skin wounds, in the United States.

Under the Heads of Agreement, Smith & Nephew has purchased $20 million, or 1,533,115 newly-issued shares, of the Company's Common Stock at approximately $13.05 per share. In addition to the equity investment, Smith & Nephew will pay the Company $15 million upon the earlier of (i) U.S. Food and Drug Administration ("FDA") approval for the marketing of Dermagraft in the treatment of diabetic foot ulcers or (ii) January 4, 1999. In addition to the milestones under the joint venture agreement completed in 1996, the Company could also receive up to $76 million on the achievement of certain milestones related to product approvals and payor reimbursement, and based on worldwide product sales. Including the $20 million equity investment and a $10 million up front fee paid to the Company by Smith & Nephew when the Dermagraft Joint Venture was formed in 1996, payments to the Company by Smith & Nephew in connection with the joint venture could potentially total up to $181 million subject to the achievement of certain milestones. No assurance can be given that the Dermagraft Joint Venture or the Company will receive FDA approvals or successfully commercialize products which are the subject of the Dermagraft Joint Venture or that adequate levels of payor reimbursement for such products will be available. Accordingly, no assurance can be given that the Company will receive any or all of the milestone payments referred to above.

Advanced Tissue Sciences and Smith & Nephew will continue to share equally in the expenses and revenues of the Dermagraft Joint Venture except, as provided in the Heads of Agreement, Advanced Tissue Sciences will fund the first $6 million of expenses for conducting clinical trials and for regulatory support of Dermagraft and Dermagraft-TC in the treatment of ulcers and pressure sores. The Company will also continue to manufacture and sell Dermagraft, and now Dermagraft-TC, to the Dermagraft Joint Venture at cost.

The Heads of Agreement and the related Common Stock Purchase Agreement dated January 14, 1998 between the Company and Smith & Nephew are attached hereto as exhibits and incorporated herein by reference. The foregoing is qualified in its entirety by reference to such exhibits.



Item  7.    Exhibits
            --------

 Exhibit
  Number                    Description
 -------                    -----------

  10.1 Heads of Agreement Dated January 14, 1998 between Advanced Tissue Sciences, Inc. and Smith & Nephew plc

  10.2 Common Stock Purchase Agreement, Dated January 14, 1998, between Advanced Tissue Sciences, Inc. and Smith & Nephew SNATS, Inc.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                         ADVANCED TISSUE SCIENCES, INC.


Date:  January 27, 1998                  By:  /s/ Arthur J. Benvenuto
                                            --------------------------
                                            Arthur J. Benvenuto
                                            Chairman and Chief Executive
                                            Officer

                                 EXHIBIT INDEX


 Exhibit
 Number                     Description                                 Page
 -------                    -----------                                 ----

  10.1       Heads of Agreement Dated January 14, 1998 between
             Advanced Tissue Sciences, Inc. and Smith & Nephew plc

  10.2       Common Stock Purchase Agreement, Dated January 14,
             1998, between Advanced Tissue Sciences, Inc. and
             Smith & Nephew SNATS, Inc.